Exhibit 23.1

KPMG LLP
Suite 1900 150 West Jefferson
Detroit, MI 48226

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 8, 2024, with respect to the consolidated financial statements of Lineage, Inc., incorporated herein by reference.

/s/ KPMG LLP

Detroit, Michigan

July 24, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.